Exhibit 99.1

SIRIUS XM Radio and Liberty Media
Reach Agreement for Investment

Liberty Makes Loan to SIRIUS XM to Repay
2½% Convertible Notes due February 17, 2009

Agreement Provides for Additional Loan

Liberty to Acquire SIRIUS XM Preferred Stock and Board Representation in
Connection with Investments

NEW YORK, NY and ENGLEWOOD, CO. – February 17, 2009 – SIRIUS XM Radio Inc. (NASDAQ: SIRI) and Liberty Media Corporation (NASDAQ: LINTA, LINTB, LCAPA, LCAPB, LMDIA, LMDIB) today announced that they have entered into agreements pursuant to which Liberty will invest an aggregate of $530 million in the form of loans to SIRIUS XM and its subsidiaries and receive an equity interest in SIRIUS XM.

Under the terms of the agreements, the investments will be funded in two separate phases.

  The first phase includes a $280 million senior secured loan from Liberty to SIRIUS XM, $250 million of which will be funded today. The proceeds of that loan will be used by SIRIUS XM to repay $171.6 million of its maturing 2½% Convertible Notes due February 17, 2009, and the balance will be used for general corporate purposes, including working capital and transaction costs. The loan will bear interest at a rate of 15%, mature in December 2012, and be secured by the assets securing SIRIUS XM’s existing term credit agreement.

  The second phase provides an additional loan of $150 million to XM Satellite Radio, SIRIUS XM’s wholly owned subsidiary. Liberty has also agreed to offer to purchase up to $100 million of the loans outstanding under XM
  Satellite Radio’s existing credit facilities from the lenders.

Upon completion of the second phase of the Liberty investments, SIRIUS XM will issue Liberty an aggregate of 12.5 million shares of preferred stock convertible into 40% of the common stock of SIRIUS XM. In addition, Liberty will receive seats on the SIRIUS XM Board of Directors proportionate to its equity ownership. It is expected that John Malone and Greg Maffei will join the SIRIUS XM Board of Directors. Liberty’s obligation to consummate the second phase of its investment is subject to various closing conditions.

Mel Karmazin, Chief Executive Officer of SIRIUS XM Radio, said, “We are pleased to have come to this agreement with Liberty Media, particularly in light of today’s challenging credit markets. Liberty’s investment is an important validation of what SIRIUS XM has already achieved and a vote of confidence in what we will achieve. This agreement enables Sirius XM to continue to develop the opportunities first outlined in the merger of Sirius and XM. By strengthening our capital structure and enhancing our financial flexibility, this investment allows us to continue providing the great content and innovative programming our subscribers know and love.”

"We are excited to be investing in SIRIUS XM. We have been impressed with the company, its operations and management team," said Greg Maffei, president and CEO of Liberty. "SIRIUS XM’s ability to grow subscribers and revenue in a difficult financial and auto market is indicative of how listeners view this as a “must have” service."

The agreements, and the transactions contemplated by the agreements, do not constitute a change in control for SIRIUS XM under its outstanding debt instruments and are not subject to the approval of the Federal Communications Commission. The receipt by Liberty of voting stock is subject to expiration of the applicable waiting period under the Hart-Scott-Rodino Act.

Important details of the agreements relating to this investment will be available on a Current Report on Form 8-K which SIRIUS XM expects to file with the Securities and Exchange Commission.

Liberty has advised that its investment will be attributed to the Liberty Capital group and is not expected to affect the timing of the previously announced split-off of a portion of Liberty Entertainment.

About SIRIUS XM Radio

SIRIUS XM Radio is America's satellite radio company delivering commercial-free music channels, premier sports, news, talk, entertainment, traffic and weather, to more than 18.9 million subscribers.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Jimmy Buffett, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, The Grateful Dead, Willie Nelson, Bob Dylan, Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR®, and broadcasts major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Target, Sam's Club, and Wal-Mart.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

About Liberty Media Corporation

Liberty Media Corporation owns interests in electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group, which includes Liberty's interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Entertainment group, which includes Liberty's interests in The DIRECTV Group, Inc., Starz Entertainment, FUN Technologies, Inc., GSN, LLC, WildBlue Communications, Inc., and Liberty Sports Holdings LLC, and (3) the Liberty Capital group, which includes all businesses, assets and liabilities not attributed to the Interactive group or the Entertainment group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., and minority equity investments in Time Warner Inc. and Sprint Nextel Corporation.

This communication contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company's plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS' and XM's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the failure to realize synergies and cost-savings from the merger or delay in realization thereof; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected. Additional factors that could cause SIRIUS' and XM's results to differ materially from those described in the forward-looking statements can be found in SIRIUS' and XM's Annual Reports on Form 10-K for the year ended December 31, 2007 and their respective Quarterly Reports on Form 10-Q for the quarter ended September 30, 2008, which are filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements regarding Liberty Media’s expectations related to the Sirius XM investment and the pending split-off of a portion of the Liberty Entertainment group. These forward looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Nothing in this release shall constitute a solicitation to buy or an offer to sell shares of the split-off company or any of the Liberty Media tracking stocks. The offer and sale of shares in the proposed split-off will only be made pursuant to an effective registration statement. Liberty Media stockholders and other investors are urged to read the registration statement to be filed with the SEC, including the proxy statement/prospectus to be contained therein, because it will contain important information about the transaction. A copy of the preliminary proxy statement/prospectus filed with the SEC is available, and the registration statement and definitive proxy statement/prospectus once filed will be available, free of charge at the SEC's website (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, Attention: Investor Relations, Telephone: (720) 875-5408.

Participants in a Solicitation

The directors and executive officers of Liberty Media and other persons may be deemed to be participants in the solicitation of proxies in respect of proposals to approve the transaction. Information regarding Liberty Media’s and the split-off company’s directors and executive officers and other participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be available in the proxy materials filed with the SEC.

G-SIRI

Contacts for SIRIUS XM Radio:

Media Relations	Investor Relations

Patrick Reilly	Paul Blalock
212-901-6646	212-584-5174
PReilly@siriusradio.com	PBlalock@siriusradio.com

Kelly Sullivan	Hooper Stevens
Joele Frank, Wilkinson Brimmer Katcher	212-901-6718
212-355-4449	HStevens@siriusradio.com
KSullivan@joelefrank.com

Contacts for Liberty Media Corp.:

Courtnee Ulrich
720-875-5420